EXHIBIT 10.15

PROXY AGREEMENT

This Shareholder’s Voting Rights Proxy Agreement (this “Agreement”) is made and entered into as of September 28, 2010, by and between the following parties in Guangzhou, the People’s Republic of China (“China” or the “PRC”):.

Party A :  Guangdong Hopsun Polypeptide Biological Technology Co., Ltd.
Party B:   Dongliang Chen, Shengfan Yan

    Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

RECITALS

(1)
Party A is a limited liability company duly incorporated under the laws of China which has the expertise in the business of polypeptide-related health product development, sales and marketing, related technical consultation, etc.

(2)	As of the date of the Agreement Party B is the sole shareholder of Guangdong Xinpu Polypeptide Research Co., Ltd. (the “Company”) by holding 100% of equity interests.

(3)	Party B desires to grant to Party A a proxy to vote all of Party B’s shares in the Company for the maximum period of time permitted by law.

NOW THEREFORE, the parties agree as follows:

1.
Party B hereby agrees to irrevocably grant and entrust Party A, for the maximum period permitted by law, with all of Party B's voting rights as a shareholder of the Company and to vote on his behalf for all matters requiring shareholder approval, including but not limited to, the sale, transfer, pledge, or disposition of his shareholding in the Company. Party A shall exercise such rights in accordance with and within the limitations of the laws of the PRC and the Articles of Association of the Company.

2.
Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules.

3.
All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of the Company, Party B shall appoint the person designated by Party A with the voting rights held by Party B. Party B shall not transfer its equity interests of the Company to any individual or company (other than Party A or the individuals or entities designated by Party A).

4.
This Agreement has been duly executed by the Parties as of the date first set forth above and shall be effective simultaneously and remains valid so long as Party B remains the shareholder of the Company.

5.
Party B represents and warrants to Party A that Party B owns all of the shares of the Company, free and clear of all liens and encumbrances, with the exception of the pledge set on the equity interest of Party B subject to Equity Pledge Agreement, and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B's rights as a shareholder of the Company. Party B further represents and warrants that the execution and delivery of this Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

6.
This Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B hereto, terminate this Agreement.

7.	Any amendment and/or rescission shall be agreed by the Parties in writing.

8.	The execution, validity, construction and performance of this Agreement shall be governed by the laws of PRC.

9.	This Agreement has been executed in two (2) duplicate originals in English and Chinese, each Party has received one (1) duplicate original, and all originals shall be equally valid.

10.
Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between the Parties. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the local competent arbitration committee for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Guangzhou, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

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IN WITNESS WHEREOF each party hereto has caused this Proxy Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A: Guangdong Hopsun Polypeptide Biological Technology Co., Ltd.

Legal/Authorized Representative:___________________
Name:

PARTY B: Dongliang Chen

By:

PARTY B: Shengfan Yan

By: